Exhibit 99.1

Nasdaq, Inc. Announces Cash Tender Offers for

Up to $95 Million Aggregate Purchase Price of Outstanding Debt Securities

NEW YORK (December 1, 2025) – Nasdaq, Inc. (Nasdaq: NDAQ) (“Nasdaq” or the “Company”) today announced its offers to purchase for cash in the order of priority set forth in the table below (the “Acceptance Priority Levels”) up to an aggregate purchase price of $95,000,000 (excluding Accrued Interest (as defined below)) (the “Maximum Tender Payment”) for its outstanding Notes, subject to (i) a sub-cap of $80,000,000 in aggregate principal amount (the “2028 Notes Cap”) of the Company’s 5.350% Senior Notes due 2028 (the “2028 Notes”) and (ii) a sub-cap of $10,000,000 in aggregate principal amount (the “2052 Notes Cap”) of the Company’s 3.950% Senior Notes due 2052 (the “2052 Notes”). The 2028 Notes and the 2052 Notes are referred to collectively herein as the “Notes,” such offers to purchase are referred to collectively herein as the “Tender Offers” and each a “Tender Offer,” and the 2028 Notes Cap and the 2052 Notes Cap are referred to collectively herein as the “Series Notes Caps” and each a “Series Notes Cap.”

	Title of Security	Security Identifiers	Principal Amount Outstanding	Acceptance Priority Level(1)	Series Notes Cap(1)	Early Tender Premium(2)(3)	U.S. Treasury Reference Security(4)	Fixed Spread (basis points)
2028 Tender Offer	5.350% Senior Notes due 2028	CUSIP: 63111X AH4 ISIN: US63111XAH44	$ 880,000,000	1	$80,000,000	$ 30.00	3.500% UST due November 15, 2028	35 bps
2052 Tender Offer	3.950% Senior Notes due 2052	CUSIP: 631103 AM0 ISIN: US631103AM02	$ 429,995,000	2	$10,000,000	$ 30.00	4.750% UST due August 15, 2055	75 bps

(1)	The Tender Offers are subject to the Maximum Tender Payment of $95,000,000 and the applicable Series Notes Caps.
(2)	Per $1,000 principal amount of Notes validly tendered on or prior to the Early Tender Date (as defined below) and accepted for purchase by the Company.
(3)	Does not include Accrued Interest, which will also be payable as described below.
(4)	The applicable page on Bloomberg from which the dealer manager will quote the bid side price of the U.S. Treasury Security is FIT1.

The Tender Offers are being made upon the terms and subject to conditions described in the Offer to Purchase, dated December 1, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offers. Notes validly tendered prior to or at the Early Tender Date will be accepted for purchase in priority to other Notes validly tendered after the Early Tender Date, subject to the Series Notes Caps and the Maximum Tender Payment, even if such Notes validly tendered after the Early Tender Date have a higher Acceptance Priority Level than the Notes validly tendered prior to or at the Early Tender Date. The Company reserves the right, but is under no obligation, to increase or decrease any or both of the Series Notes Caps and/or the Maximum Tender Payment in its sole discretion at any time without extending or reinstating withdrawal rights, subject to compliance with applicable law.

The Tender Offers for the Notes will expire at 5:00 p.m., New York City time, on December 30, 2025, or any other date and time to which the Company extends the applicable Tender Offer (such date and time, as it may be extended with respect to a Tender Offer, the “Expiration Date”), unless earlier terminated. Holders of Notes must validly tender and not validly withdraw their Notes prior to or at 5:00 p.m., New York City time, on December 12, 2025 (such date and time, as it may be extended with respect to a Tender Offer, the “Early Tender Date”), and the holder’s Notes must be accepted for purchase, to be eligible to receive the applicable Total Consideration (as defined below). If a holder validly tenders Notes after the applicable Early Tender Date but prior to or at the applicable Expiration Date, and the holder’s Notes are accepted for purchase, the holder will only be eligible to receive the applicable Tender Offer Consideration (as defined below).

Subject to the Maximum Tender Payment, the Series Notes Caps, the Acceptance Priority Levels and proration, if applicable, the total consideration for each $1,000 principal amount of the Notes validly tendered (and not validly withdrawn) prior to the Early Tender Date and accepted for purchase pursuant to each Tender Offer will be calculated in the manner described in the Offer to Purchase by reference to the applicable Fixed Spread for such Notes specified in the table above plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 10:00 a.m., New York City time, on December 15, 2025 (excluding Accrued Interest with respect to each series of Notes, the “Total Consideration”). The Total Consideration includes an applicable early tender premium per $1,000 principal amount of Notes accepted for purchase as set forth in the table above (with respect to each series of Notes, the “Early Tender Premium”). Notes validly tendered after the Early Tender Date but prior to the Expiration Date and accepted for purchase will receive the Total Consideration minus the Early Tender Premium (with respect to each series of Notes, the “Tender Offer Consideration”).

In addition to the consideration described above, all holders of Notes accepted for purchase in the Tender Offers will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the applicable settlement date (“Accrued Interest”).

The Company intends to fund the purchase of validly tendered and accepted Notes with available cash on hand and other sources of liquidity. The purpose of the Tender Offers is to purchase a portion of the Notes, subject to the Maximum Tender Payment and the Series Notes Caps, in order to reduce the Company’s total outstanding public debt.

The Tender Offers will expire on the applicable Expiration Date. Except as set forth below, payment for the Notes that are validly tendered prior to or at the Expiration Date and that are accepted for purchase will be made on a date promptly following the Expiration Date, which is currently anticipated to be December 31, 2025, the first business day after the Expiration Date. The Company reserves the right, in its sole discretion, to make payment for Notes that are validly tendered prior to or at the Early Tender Date and that are accepted for purchase on an earlier settlement date, which, if applicable, is currently anticipated to be December 17, 2025, provided that the conditions to the satisfaction of the applicable Tender Offer are satisfied. The Company is not obligated to conduct any early settlement or have any early settlement occur on any particular date.

Tendered Notes may be withdrawn prior to or at, but not after, 5:00 p.m., New York City time, on December 12, 2025.

The Tender Offers are subject to the satisfaction or waiver of certain conditions which are specified in the Offer to Purchase. The Tender Offers are not conditioned on any minimum principal amount of Notes being tendered.

Information Relating to the Tender Offers

The Offer to Purchase is being distributed to holders beginning today. J.P. Morgan Securities LLC is serving as dealer manager in connection with the Tender Offers. Investors with questions regarding the terms and conditions of the Tender Offers may contact the dealer manager as follows:

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Attention: Liability Management Group

U.S. Toll-Free: (866) 834-4666

Collect: (212) 834-3046

D.F. King & Co., Inc. is the Tender and Information Agent for the Tender Offers. Any questions regarding procedures for tendering Notes or request for copies of the Offer to Purchase should be directed to D.F. King & Co., Inc. by any of the following means: by telephone at (877) 478-5045 (toll-free) or (646) 845-0146 (collect) or by email at nasdaq@dfking.com.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer manager, the tender and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About Nasdaq

Nasdaq (Nasdaq: NDAQ) is a global technology company serving corporate clients, investment managers, banks, brokers, and exchange operators as they navigate and interact with the global capital markets and the broader financial system. We aspire to deliver world-leading platforms that improve the liquidity, transparency, and integrity of the global economy. Our diverse offering of data, analytics, software, exchange capabilities, and client-centric services enables clients to optimize and execute their business vision with confidence.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking information that involves substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. When used in this communication, words such as “enables,” “intends,” “will,” and similar expressions and any other statements that are not historical facts are intended to identify forward-looking statements. Forward-looking statements in this press release include, among other things, statements about the proposed Tender Offers and the expected source of funds. Risks and uncertainties include, among other things, risks related to the ability of Nasdaq to consummate the Tender Offers on the terms and timing described herein, or at all, Nasdaq’s ability to implement its strategic vision, initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in Nasdaq’s reports filed on Forms 10-K, 10-Q and 8-K and in other filings Nasdaq makes with the SEC from time to time and available at www.sec.gov. These documents are also available under the Investor Relations section of the Company’s website at http://ir.nasdaq.com. The forward-looking statements included in this communication are made only as of the date hereof. Nasdaq disclaims any obligation to update these forward-looking statements, except as required by law.

Media Relations Contacts:

David Lurie

+1.914.538.0533

David.Lurie@Nasdaq.com

Investor Relations Contact:

Ato Garrett

+1.212.401.8737

Ato.Garrett@Nasdaq.com

-NDAQF-